EXHIBIT 99.1




                                  SCIENT, INC.



                           2001 EQUITY INCENTIVE PLAN





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                               TABLE OF CONTENTS

                                   ARTICLE 1
                                  INTRODUCTION

Section 1.01.  Purpose .......................................................1
Section 1.02.  Governing Law .................................................1

                                   ARTICLE 2
                                 ADMINISTRATION

Section 2.01.  Committee Composition .........................................1
Section 2.02.  Committee Responsibilities ....................................1
Section 2.03.  Committee for Non-Officer Grants...............................2
Section 2.04.  Compliance with Local Law......................................2

                                   ARTICLE 3
                          SHARES AVAILABLE FOR GRANTS

Section 3.01.  Basic Limitation...............................................2
Section 3.02.  Annual Increase in Shares......................................2
Section 3.03.  Additional Shares..............................................2
Section 3.04.  Dividend Equivalents...........................................3
Section 3.05.  Substitute Awards..............................................3

                                   ARTICLE 4
                                  ELIGIBILITY

Section 4.01.  Incentive Stock Options........................................3
Section 4.02.  Other Grants...................................................3

                                   ARTICLE 5
                                    OPTIONS

Section 5.01.  Option Award Document..........................................4
Section 5.02.  Number Of Shares...............................................4
Section 5.03.  Exercise Price.................................................4
Section 5.04.  Exercisability And Term........................................4
Section 5.05.  Effect of Change in Control....................................4
Section 5.06.  Modification or Assumption of Options..........................5
Section 5.07.  Buyout Provisions..............................................5

                                   ARTICLE 6
                           PAYMENT FOR OPTION SHARES

Section 6.01.  General Rule...................................................5
Section 6.02.  Surrender of Stock.............................................5
Section 6.03.  Exercise/Sale..................................................5

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Section 6.04.  Exercise/Pledge................................................6
Section 6.05.  Promissory Note................................................6
Section 6.06.  Other Forms of Payment.........................................6

                                   ARTICLE 7
               AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

Section 7.01.  Quarterly Grants...............................................6
Section 7.02.  Exercise Price.................................................6
Section 7.03.  Term...........................................................6
Section 7.04.  Affiliates of Non-Employee Directors...........................6

                                   ARTICLE 8
                           STOCK APPRECIATION RIGHTS

Section 8.01.  SAR Award Document.............................................7
Section 8.02.  Number of Shares...............................................7
Section 8.03.  Exercise Price.................................................7
Section 8.04.  Exercisability and Term........................................7
Section 8.05.  Effect of Change in Control....................................8
Section 8.06.  Exercise of SARs...............................................8
Section 8.07.  Modification or Assumption of SARs.............................8

                                   ARTICLE 9
                               RESTRICTED SHARES

Section 9.01.  Restricted Stock Award Document................................8
Section 9.02.  Payment for Awards.............................................8
Section 9.03.  Vesting Conditions.............................................9
Section 9.04.  Voting and Dividend Rights.....................................9

                                   ARTICLE 10
                                  STOCK UNITS

Section 10.01.  Stock Unit Award Document.....................................9
Section 10.02.  Payment for Awards............................................9
Section 10.03.  Vesting Conditions............................................9
Section 10.04.  Voting and Dividend Rights....................................9
Section 10.05.  Form and Time of Settlement of Stock Units...................10
Section 10.06.  Death of Recipient...........................................10
Section 10.07.  Creditors' Rights............................................10

                                   ARTICLE 11
                          PROTECTION AGAINST DILUTION

Section 11.01.  Adjustments..................................................10
Section 11.02.  Dissolution or Liquidation...................................11

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Section 11.03.  Reorganizations..............................................11

                                   ARTICLE 12
                               DEFERRAL OF AWARDS


                                   ARTICLE 13
                            AWARDS UNDER OTHER PLANS


                                   ARTICLE 14
                    PAYMENT OF DIRECTOR'S FEES IN SECURITIES

Section 14.01.  Effective Date...............................................13
Section 14.02.  Elections to Receive NSOs, Restricted Shares or Stock Units..13
Section 14.03.  Number and Terms of NSOs, Restricted Shares or Stock Units...13

                                   ARTICLE 15
                              LIMITATION ON RIGHTS

Section 15.01.  Retention Rights.............................................13
Section 15.02.  Stockholders' Rights.........................................13
Section 15.03.  Regulatory Requirements......................................13

                                   ARTICLE 16
                               WITHHOLDING TAXES

Section 16.01.  General......................................................14
Section 16.02.  Share Withholding............................................14

                                   ARTICLE 17
                              FUTURE OF THIS PLAN

Section 17.01.  Term of this Plan............................................14
Section 17.02.  Amendment or Termination.....................................14

                                   ARTICLE 18
                             LIMITATION ON PAYMENTS

Section 18.01.  Scope of Limitation..........................................14
Section 18.02.  Basic Rule...................................................15
Section 18.03.  Reduction Of Payments........................................15
Section 18.04.  Overpayments and Underpayments...............................16
Section 18.05.  Related Corporations.........................................16

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                                   ARTICLE 19
                                  DEFINITIONS

Section 19.01.  Affiliate....................................................16
Section 19.02.  Auditors.....................................................16
Section 19.03.  Award........................................................16
Section 19.04.  Board........................................................17
Section 19.05.  Cause........................................................17
Section 19.06.  Change in Control............................................17
Section 19.07.  Code.........................................................18
Section 19.08.  Colleague....................................................18
Section 19.09.  Committee....................................................18
Section 19.10.  Common Share.................................................18
Section 19.11.  Company......................................................18
Section 19.12.  Consultant...................................................18
Section 19.13.  Effective Date...............................................18
Section 19.14.  Exchange Act.................................................18
Section 19.15.  Exercise Price...............................................18
Section 19.16.  Fair Market Value............................................19
Section 19.17.  Involuntary Termination......................................19
Section 19.18.  ISO..........................................................19
Section 19.19.  Non-Employee Director........................................19
Section 19.20.  NSO..........................................................19
Section 19.21.  Option.......................................................19
Section 19.22.  Option Award Document........................................19
Section 19.23.  Overpayment..................................................20
Section 19.24.  Parent.......................................................20
Section 19.25.  Participant..................................................20
Section 19.26.  Payment......................................................20
Section 19.27.  Plan.........................................................20
Section 19.28.  Reduced Amount...............................................20
Section 19.29.  Restricted Share.............................................20
Section 19.30.  Restricted Stock Award Document..............................20
Section 19.31.  SAR..........................................................20
Section 19.32.  SAR Award Document...........................................20
Section 19.33.  Stock Unit...................................................20
Section 19.34.  Stock Unit Award Document....................................20
Section 19.35.  Subsidiary...................................................21
Section 19.36.  Underpayment.................................................21

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                                  SCIENT, INC.

                           2001 EQUITY INCENTIVE PLAN

                                   ARTICLE 1
                                  INTRODUCTION

     Section 1.01. Purpose. The purpose of this Scient, Inc. 2001 Equity Incentive Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Colleagues, Non-Employee Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Colleagues, Non-Employee Directors and Consultants with exceptional qualifications and (c) linking Colleagues, Non-Employee Directors and Consultants directly to stockholder interests through increased stock ownership. This Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be incentive stock options or nonstatutory stock options), SARs, Restricted Shares or Stock Units.

     Section 1.02. Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any choice-of-law provisions that would otherwise invoke the laws of any other jurisdiction).

                                   ARTICLE 2
                                 ADMINISTRATION

     Section 2.01. Committee Composition. This Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

     (a) Such requirements as the U.S. Securities and Exchange Commission may establish for non-employee directors acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

     (b) Such requirements as the U.S. Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.

     Section 2.02. Committee Responsibilities. The Committee shall (a) select the Colleagues, Non-Employee Directors and Consultants who are to receive Awards under this Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards (including any acceleration of vesting relating thereto), (c) interpret this Plan and each Award Document and
(d) make all other decisions relating to the operation of this Plan. The
Committee

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may adopt such rules or guidelines as it deems appropriate to implement this
Plan and each Award Document. The Committee's determinations under this Plan and each Award Document shall be final and binding on all persons.

     Section 2.03. Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.01. Such secondary committee may administer this Plan with respect to Colleagues and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under this Plan to such Colleagues and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.03, any reference in this Plan to the "Committee" shall include such secondary committee.

     Section 2.04. Compliance with Local Law. To the extent necessary to comply with the local law of any jurisdiction in which the Company implements this Plan, the Committee may establish a sub-plan or otherwise supplement this Plan and/or any Award Document with an annex, which sub-plan or annex shall set forth certain terms and conditions applicable to such implementation in such jurisdiction. If there is a conflict between the provisions of this Plan and the provisions contained in such a sub-plan or annex, then the provisions of such sub-plan or annex shall govern.

                                   ARTICLE 3
                          SHARES AVAILABLE FOR GRANTS

     Section 3.01. Basic Limitation. Common Shares issued pursuant to this Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares underlying Awards that may be awarded under this Plan shall not exceed (a) 48 million plus (b) the additional Common Shares described in Sections 3.02 and 3.03. The limitations of this Section 3.01 and Section 3.02 shall be subject to adjustment pursuant to Article 11.

     Section 3.02. Annual Increase in Shares. As of January 1 of each year, commencing with the year 2002, the aggregate number of shares underlying Awards that may be awarded under this Plan shall automatically increase by a number equal to the lesser of (a) 8% of the total number of Common Shares outstanding as of such January 1 or (b) 40 million; provided that the number of Common Shares reserved for issuance pursuant to this Plan (including the Common Shares reserved for issuance pursuant to Section 3.01) does not exceed 25% of the outstanding Common Shares as of such January 1.

     Section 3.03. Additional Shares. If Options or SARS granted under this Plan are forfeited or terminate for any reason before being exercised, then the corresponding Common Shares shall again become available for Awards under this Plan. If Common Shares issued upon the exercise of Options granted under

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this Plan are forfeited, then such Common Shares shall again become available for Awards under this Plan. If Restricted Shares issued under this Plan are forfeited, then the corresponding Common Shares shall again become available for Awards under this Plan. If Stock Units are forfeited or terminate for any reason before being exercised, then the corresponding Common Shares shall again become available for Awards under this Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.01, and the balance shall again become available for Awards under this Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.01, and the balance shall again become available for Awards under this Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under this Plan upon the exercise of ISOs shall be 48 million and shall not be increased when Restricted Shares or other Common Shares are forfeited.

     Section 3.04. Dividend Equivalents. Any dividend equivalents paid or credited under this Plan shall not be applied against the number of Options, Restricted Shares, Stock Units or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

     Section 3.05. Substitute Awards. Substitute awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company which the Company or a Parent, Subsidiary or Affiliate acquires or with which the Company or a Parent, Subsidiary or Affiliate combines, will not reduce the number of shares available for issuance this Plan.

                                   ARTICLE 4
                                  ELIGIBILITY

     Section 4.01. Incentive Stock Options. Only Colleagues who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Colleague who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

     Section 4.02. Other Grants. Only Colleagues, Non-Employee Directors and Consultants shall be eligible for the grant of NSOs, SARs, Restricted Shares or Stock Units.


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                                   ARTICLE 5
                                    OPTIONS

     Section 5.01. Option Award Document. Each grant of an Option under this Plan shall be evidenced by an Option Award Document. Such Option shall be subject to all applicable terms of this Plan and may be subject to any other terms that are not inconsistent with this Plan. The Option Award Document shall specify whether the Option is an ISO or a NSO. The provisions of the various Option Award Documents entered into under this Plan need not be identical. Options may be granted in consideration of a reduction in the Participant's other compensation. An Option Award Document may provide that a new Option will be granted automatically to the Participant when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.02.

     Section 5.02. Number Of Shares. Each Option Award Document shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Participant in a single fiscal year of the Company shall not cover more than 8 million Common Shares, except that Options granted to a new Colleague in the fiscal year of the Company in which his or her service as a Colleague first commences shall not cover more than 16 million Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

     Section 5.03. Exercise Price. Each Option Award Document shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant, and the Exercise Price under a NSO shall in no event be less than the par value of a Common Share. In the case of a NSO, an Option Award Document may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     Section 5.04. Exercisability And Term. Each Option Award Document shall specify the date or event when all or any installment of the Option is to become exercisable. The Option Award Document shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. An Option Award Document may provide for accelerated exercisability in the event of the Participant's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

     Section 5.05. Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that the Company is subject to a Change in Control or in the event

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that the Participant is subject to an Involuntary Termination within 12 months after a Change in Control.

     Section 5.06. Modification or Assumption of Options. Within the limitations of this Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Option.

     Section 5.07. Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

                                   ARTICLE 6
                           PAYMENT FOR OPTION SHARES

     Section 6.01. General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or, as the Committee may permit, cash equivalents at the time when such Common Shares are purchased, except as follows:

     (a) In the case of an ISO granted under this Plan, payment shall be made only pursuant to the express provisions of the applicable Option Award Document. The Option Award Document may specify that payment may be made in any form(s) described in this Article 6.

     (b) In the case of a NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

     Section 6.02. Surrender of Stock. To the extent that this Section 6.02 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Participant. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under this Plan. The Participant shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     Section 6.03. Exercise/Sale. To the extent that this Section 6.03 is applicable, all or any part of the Exercise Price and any withholding taxes may be


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paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under this Plan and to deliver all or part of the sales proceeds to the Company.

     Section 6.04. Exercise/Pledge. To the extent that this Section 6.04 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under this Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

     Section 6.05. Promissory Note. To the extent that this Section 6.05 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under this Plan, if newly issued, shall be paid in cash or cash equivalents.

     Section 6.06 Other Forms of Payment. To the extent that this Section 6.06 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form, approved by the Committee from time to time, that is consistent with applicable laws, regulations and rules.

                                   ARTICLE 7
               AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

     Section 7.01. Quarterly Grants. Upon the close of each calendar quarter, commencing on December 31, 2001, each Non-Employee Director shall receive a NSO covering 5,000 Common Shares. NSOs granted under this Article 7 shall be exercisable immediately for fully vested shares. An Non-Employee Director who previously was a Colleague shall be eligible to receive grants under this
Section 7.01.

     Section 7.02. Exercise Price. The Exercise Price under all NSOs granted to an Non-Employee Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.01, 6.02, 6.03 and 6.04.

     Section 7.03. Term. All NSOs granted to an Non-Employee Director under this Article 7 shall terminate on the earlier of (a) the 10th anniversary of the date of grant or (b) the date that is 12 months after the termination of such Non-Employee Director's service for any reason.

     Section 7.04. Affiliates of Non-Employee Directors. The Committee may provide that the NSOs that otherwise would be granted to an Non-Employee Director under this Article 7 shall instead be granted to an Affiliate of such Non-


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Employee Director. Such Affiliate shall then be deemed to be an Non-Employee
Director for purposes of this Plan; provided that the service-related termination provisions pertaining to the NSOs shall be applied with regard to the service of the Non-Employee Director.

                                   ARTICLE 8
                           STOCK APPRECIATION RIGHTS

     Section 8.01. SAR Award Document. Each grant of a SAR under this Plan shall be evidenced by a SAR Award Document between the Participant and the Company. Such SAR shall be subject to all applicable terms of this Plan and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various SAR Award Documents entered into under this Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant's other compensation.

     Section 8.02. Number of Shares. Each SAR Award Document shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Participant in a single calendar year shall in no event pertain to more than 8 million Common Shares, except that SARs granted to a new Colleague in the fiscal year of the Company in which his or her service as a Colleague first commences shall not pertain to more than 16 million Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

     Section 8.03. Exercise Price. Each SAR Award Document shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. A SAR Award Document may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     Section 8.04. Exercisability and Term. Each SAR Award Document shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award document shall also specify the term of the SAR. A SAR Award document may provide for accelerated exercisability in the event of the Participant's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in a NSO at the time of grant or thereafter. A SAR granted under this Plan may provide that it will be exercisable only in the event of a Change in Control.

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     Section 8.05. Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination within 12 months after a Change in Control.

     Section 8.06. Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

     Section 8.07. Modification or Assumption of SARs. Within the limitations of this Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Participant, alter or impair his or her rights or obligations under such SAR.

                                   ARTICLE 9
                               RESTRICTED SHARES

     Section 9.01. Restricted Stock Award Document. Each grant of Restricted Shares under this Plan shall be evidenced by a Restricted Stock Award Document. Such Restricted Shares shall be subject to all applicable terms of this Plan and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Stock Award Documents entered into under this Plan need not be identical.

     Section 9.02. Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under this Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent, Subsidiary or Affiliate) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

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     Section 9.03. Vesting Conditions. Each Award of Restricted Shares may or
may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Award Document. A Restricted Stock Award Document may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination within 12 months after a Change in Control.

     Section 9.04. Voting and Dividend Rights. The holders of Restricted Shares awarded under this Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Award Document, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

                                  ARTICLE 10
                                  STOCK UNITS

     Section 10.01. Stock Unit Award Document. Each grant of Stock Units under this Plan shall be evidenced by a Stock Unit Award Document between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of this Plan and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Stock Unit Award Documents entered into under this Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

     Section 10.02. Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

     Section 10.03. Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Document. A Stock Unit Award Document may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination within 12 months after a Change in Control.

     Section 10.04. Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit

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awarded under this Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

     Section 10.05. Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or
(c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

     Section 10.06. Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under this Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     Section 10.07. Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Document.

                                  ARTICLE 11
                          PROTECTION AGAINST DILUTION

     Section 11.01. Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

     (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

     (b) The limitations set forth in Sections 5.02 and 8.02;

     (c) The number of NSOs to be granted to Non-Employee Directors under
Article 7;

     (d) The number of Common Shares covered by each outstanding Award;

     (e) The Exercise Price under each outstanding Option and SAR; or

     (f) The number of Stock Units included in any prior Award which has not yet been settled.

         In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     Section 11.02. Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

     Section 11.03. Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for one of the following: (a) the continuation of the outstanding Awards by the Company (but only if the Company is a surviving corporation), (b) the assumption of the outstanding Awards by the surviving corporation or its Parent or Subsidiary,
(c) the substitution by the surviving corporation or its Parent or Subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

                                  ARTICLE 12
                               DEFERRAL OF AWARDS

         The Committee (in its sole discretion) may, as provided in the applicable Award Document, permit or require a Participant to:

     (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

     (b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

     (c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

         A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

                                  ARTICLE 13
                            AWARDS UNDER OTHER PLANS

         The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under this Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

                                  ARTICLE 14
                    PAYMENT OF DIRECTOR'S FEES IN SECURITIES

     Section 14.01. Effective Date. No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

     Section 14.02. Elections to Receive NSOs, Restricted Shares or Stock Units. An Non-Employee Director may elect to receive any annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under this Plan.
An election under this Article 14 shall be filed with the Company on the prescribed form.

     Section 14.03. Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Non-Employee Directors in lieu of any annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

                                  ARTICLE 15
                              LIMITATION ON RIGHTS

     Section 15.01. Retention Rights. Neither this Plan nor any Award granted under this Plan shall be deemed to give any individual a right to remain a Colleague, Non-Employee Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Colleague, Non-Employee Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     Section 15.02. Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in this Plan.

     Section 15.03. Regulatory Requirements. Any other provision of this Plan notwithstanding, the obligation of the Company to issue Common Shares under this Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                                  ARTICLE 16
                               WITHHOLDING TAXES

     Section 16.01. General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with this Plan. The Company shall not be required to issue any Common Shares or make any cash payment under this Plan until such obligations are satisfied.

     Section 16.02. Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

                                  ARTICLE 17
                              FUTURE OF THIS PLAN

     Section 17.01. Term of this Plan. This Plan, as set forth herein, shall, subject to prior approval by the Company's stockholders, become effective as of the Effective Date. This Plan shall remain in effect until it is terminated under Section 17.02, except that no ISOs shall be granted on or after the 10th anniversary of the Effective Date.

     Section 17.02. Amendment or Termination. The Board may, at any time and for any reason, amend or terminate this Plan. An amendment of this Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under this Plan after the termination thereof. The termination of this Plan, or any amendment thereof, shall not affect any Award previously granted under this Plan.

                                  ARTICLE 18
                             LIMITATION ON PAYMENTS

     Section 18.01. Scope of Limitation. This Article 18 shall apply to an Award only if:

     (a) The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Article 18 than it was before the application of this Article 18, subject to any determination of the Committee, in its sole discretion, at any time that this Article 18 ought not to apply; or

     (b) The Committee, at the time of making an Award under this Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 18 (regardless of the after-tax value of such Award to the Participant).

     If this Article 18 applies to an Award, it shall supersede any contrary provision of this Plan or of any Award granted under this Plan. Notwithstanding any provision in this Plan (including this Article 18) or of any Award granted under this Plan, this Article 18 shall not apply with respect to a Participant to the extent that it is inconsistent with any employment or similar agreement applicable to such Participant.

     Section 18.02. Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under this Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

     Section 18.03. Reduction Of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this
Article 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under this Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under this Plan.

     Section 18.04. Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Code.

     Section 18.05. Related Corporations. For purposes of this Article 18, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

                                  ARTICLE 19
                                  DEFINITIONS

     Section 19.01. Affiliate. "Affiliate", with respect to any person or entity, means any other entity or person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person or entity.

     Section 19.02. Auditors. "Auditors" shall have the meaning set forth in
Section 18.01(a).

     Section 19.03. Award. "Award" means any award of an Option, a SAR, a Restricted Share or a Stock Unit under this Plan.

     Section 19.04. Board. "Board" means the Company's Board of Directors, as constituted from time to time.

     Section 19.05. Cause. "Cause" means:

     (a) The unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company;

     (b) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

     (c) Gross negligence or willful misconduct, after the Company has given the Participant written notice and a reasonable opportunity to cure such negligence or misconduct; or

     (d) Continued failure to perform assigned duties, after the Company has given the Participant written notice and a reasonable opportunity to cure such failure.

The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or a Parent, Subsidiary or Affiliate) may consider as grounds for the discharge of a Participant with Cause.

     Section 19.06. Change in Control. "Change in Control" shall mean:

     (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect Parent of such continuing or surviving entity;

     (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

     (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the execution of an agreement or other document to effect a transaction described in Sections 19.05(a), 19.05(b) or 19.5(d) (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

     (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Section 19.05(d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     Section 19.07. Code. "Code" means the Internal Revenue Code of 1986, as amended.

     Section 19.08. Colleague. "Colleague" means a common-law employee of the Company or a Parent, Subsidiary or Affiliate.

     Section 19.09. Committee. "Committee" means a committee of the Board, as described in Article 2.

     Section 19.10. Common Share. "Common Share" means one share of the common stock of the Company.

     Section 19.11. Company. "Company" means Scient Inc., a Delaware corporation.

     Section 19.12. Consultant. "Consultant" means a Consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of this Plan, except as provided in
Section 4.01.

     Section 19.13. Effective Date. "Effective Date" means the date of consummation of the transactions contemplated by the Agreement and Plan of Merger dated July 31, 2001 among the Company, iXL Enterprises, Inc., Scient Corporation, India Merger Sub, Inc. and Sierra Merger Sub, Inc.

     Section 19.14. Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Section 19.15. Exercise Price. "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercises of such Option, as specified in the applicable Option Award Document. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Award Document, determining the amount payable upon exercise of such SAR.

     Section 19.16. Fair Market Value. "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     Section 19.17. Involuntary Termination. "Involuntary Termination" means the termination of the Participant's service by reason of:

     (a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

     (b) The voluntary resignation of the Participant following (i) a change in his or her position with the Company (or the Parent, Subsidiary or Affiliate employing him or her) that materially reduces his or her stature, authority or responsibilities, (ii) a reduction in his or her compensation, including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance (other than an across-the-board reduction in the base salaries, fringe benefits and/or bonus opportunities of all or almost all employees of the Company (or such Participant's division)) or (iii) a significant relocation of his or her principal workplace, as reasonably determined by the Company, taking into account all relevant circumstances.

     Section 19.18. ISO. "ISO" means an incentive stock option described in
Section 422(b) of the Code.

     Section 19.19. Non-Employee Director. "Non-Employee Director" shall mean a member of the Board who is not a Colleague. Service as an Non-Employee Director shall be considered employment for all purposes of this Plan, except as provided in Section 4.01.

     Section 19.20. NSO. "NSO" means a stock option not described in Sections 422 or 423 of the Code.

     Section 19.21. Option. "Option" means an ISO or NSO granted under this Plan and entitling the holder to purchase Common Shares.

     Section 19.22. Option Award Document. "Option Award Document" means the document furnished by the Company to a Participant that contains the terms, conditions and restrictions pertaining to his or her Option.

     Section 19.23. Overpayment. "Overpayment" shall have the meaning set forth in Section 18.04.

     Section 19.24. Parent. "Parent", with respect to any person or entity, means any Affiliate controlling such person or entity directly, or indirectly through one or more intermediaries; provided that for purposes of Section 4.01, "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Effective Date shall be considered a Parent commencing as of such date.

     Section 19.25. Participant. "Participant" means an individual or estate who holds an Award.

     Section 19.26. Payment. "Payment" shall have the meaning set forth in
Section 18.02.

     Section 19.27. Plan. "Plan" means this Scient, Inc. 2001 Equity Incentive Plan, as amended from time to time.

     Section 19.28. Reduced Amount. "Reduced Amount" shall have the meaning set forth in Section 18.02.

     Section 19.29. Restricted Share. "Restricted Share" means a Common Share awarded under this Plan.

     Section 19.30. Restricted Stock Award Document. "Restricted Stock Award Document" means the document furnished by the Company to a recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

     Section 19.31. SAR. "SAR" means a stock appreciation right granted under this Plan.

     Section 19.32. SAR Award Document. "SAR Award Document" means the document furnished by the Company to a Participant which contains the terms, conditions and restrictions pertaining to his or her SAR.

     Section 19.33. Stock Unit. "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under this Plan.

     Section 19.34. Stock Unit Award Document. "Stock Unit Award Document" means the document furnished by the Company to the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

     Section 19.35. Subsidiary. "Subsidiary", with respect to any person or entity, means any Affiliate controlled by such person or entity directly, or indirectly through one or more intermediaries; provided that for purposes of
Section 4.01, "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.

     Section 19.36. Underpayment. "Underpayment" shall have the meaning set forth in Section 18.04.